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                              ILLINOVA CORPORATION
                           OFFER TO PURCHASE FOR CASH
           ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING SERIES OF
                           CUMULATIVE PREFERRED STOCK
                                       OF
                             ILLINOIS POWER COMPANY

283,290 SHARES, CUMULATIVE PREFERRED STOCK,
 4.08% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 20 8

167,720 SHARES, CUMULATIVE PREFERRED STOCK,
 4.20% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 30 7

136,000 SHARES, CUMULATIVE PREFERRED STOCK,
 4.26% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 40 6

134,400 SHARES, CUMULATIVE PREFERRED STOCK,
 4.42% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 50 5

176,000 SHARES, CUMULATIVE PREFERRED STOCK,
 4.70% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 60 4

241,700 SHARES, CUMULATIVE PREFERRED STOCK,
 7.75% SERIES AT A PURCHASE PRICE OF $     PER SHARE, CUSIP NUMBER 452092 79 4

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
       CITY TIME, ON                     , UNLESS THE OFFER IS EXTENDED.

                                                                [STATEMENT DATE]

To Our Clients:


     Enclosed for your consideration are the Offer to Purchase and Proxy Statement, dated [STATEMENT DATE] (the "Offer to Purchase and Proxy Statement"), a Proxy and a separate Letter of Transmittal and Proxy for each series of cumulative preferred stock listed above (each a "Series of Preferred" and the holder thereof a "Preferred Shareholder") of Illinois Power Company, an Illinois corporation ("IPC") and direct utility subsidiary of Illinova Corporation, an Illinois corporation ("ILN"), of which you own shares. As to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer" of ILN to purchase any and all shares of the Series of Preferred ("Shares") at the purchase price per Share listed above plus accrued and unpaid dividends for the Shares tendered, net to the seller in cash, upon the terms and subject to the conditions of the Offer. ILN will purchase any and all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. The Offer for a Series of Preferred is not conditioned upon any minimum number of Shares of such Series of Preferred being tendered and is independent of the Offer for any other Series of Preferred. While Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not vote in favor of the proposed amendment to IPC's Amended and Restated Articles of Incorporation, as set forth in the Offer to Purchase and Proxy Statement (the "Proposed Amendment"), the Offer is conditioned upon the Proposed Amendment being approved and adopted at the Special Meeting (as defined in the Offer to Purchase and Proxy Statement). IPC's Board of Directors recommends voting in favor of the Proposed Amendment. In addition, Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is adopted by IPC's shareholders, IPC will make a special
cash payment in the amount of $     per Share to each Preferred Shareholder of
record as of [RECORD DATE], provided that such Shares have not been tendered pursuant to the Offer. See "Proposed Amendment and Proxy Solicitation", "Terms of the Offer -- Certain Conditions of the Offer" and "Terms of the Offer -- Extension of Tender Period; Termination; Amendments" in the Offer to Purchase and Proxy Statement.

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     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT BUT NOT
REGISTERED IN YOUR NAME. A TENDER OR A VOTE OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. ANY LETTER OF TRANSMITTAL AND PROXY OR SEPARATE PROXY FURNISHED TO YOU IS SOLELY FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER OR VOTE SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender and/or vote any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     PLEASE READ THE FOLLOWING INFORMATION CAREFULLY:

     (1) The Offer is for any and all Shares outstanding as of [STATEMENT DATE]. The Offer for a Series of Preferred is independent of the Offer for any other Series of Preferred.

     (2) The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on [EXPIRATION DATE], unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if such tendered Shares have not been accepted for payment.


     (3) While Preferred Shareholders who wish to tender their Shares pursuant to the Offer need not vote in favor of the Proposed Amendment, the Offer is conditioned upon the Proposed Amendment being adopted at the Special Meeting.



     (4) Preferred Shareholders have the right to vote for the Proposed Amendment regardless of whether they tender their Shares. If the Proposed Amendment is adopted at the Special Meeting, IPC will make a special cash payment in the amount of $ per Share to each Preferred Shareholder of record as of [RECORD DATE], provided that such Shares have not been tendered pursuant to the Offer.


     (5) Any stock transfer taxes applicable to the sale of Shares to ILN pursuant to the Offer will be paid by ILN, except as otherwise provided in Instruction 6 of the Letter of Transmittal and Proxy.

     NEITHER ILN, IPC, THEIR RESPECTIVE BOARDS OF DIRECTORS NOR ANY OF THEIR RESPECTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     If you wish to have us tender and/or vote any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender and/or vote on your behalf by the expiration of the Offer or the Special Meeting, as applicable.

     The Offer is being made to all holders of Shares. ILN is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If ILN becomes aware of any valid state statute prohibiting the making of the Offer, ILN will make a good faith effort to comply with such statute. If, after such good faith effort, ILN cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of ILN by the Dealer Manager (as defined in the Offer) or one or more registered brokers or dealers licensed under the laws of such jurisdictions.
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                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                         ANY AND ALL OUTSTANDING SHARES
                                       OF
                              THE PREFERRED STOCK

                                       OF




                             ILLINOIS POWER COMPANY


                                       BY


                              ILLINOVA CORPORATION

                             AND PROXY SOLICITATION
                                       BY

                             ILLINOIS POWER COMPANY


     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase and Proxy Statement, dated [STATEMENT DATE], Proxy and a separate Letter of Transmittal and Proxy for each series of preferred stock of Illinois Power Company (each a "Series of Preferred") in which the undersigned owns shares (as to each Series of Preferred, the Offer to Purchase and Proxy Statement, together with the applicable Letter of Transmittal and Proxy, constitutes the "Offer") in connection with the invitation of Illinova Corporation ("ILN") to the holders of each Series of Preferred to tender any and all of their shares of a Series of Preferred ("Shares") for purchase at the purchase price per Share listed on the front cover of the Offer to Purchase and Proxy Statement plus accrued and unpaid dividends for the Shares tendered, net to the seller in cash, upon the terms and subject to the conditions of the Offer, and in connection with the proxy solicitation being conducted by the Board of Directors of Illinois Power Company.


     This will instruct you to tender to ILN the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

                              SERIES OF PREFERRED

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                        NUMBER OF SHARES TO BE TENDERED*

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     You are further instructed to vote as designated hereunder in respect of the Proposed Amendment all shares which the undersigned is entitled to vote at the Special Meeting:**

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

                                                         SIGN HERE

                                            ------------------------------------
                                                       Signature(s):

                                            ------------------------------------
                                                          Name(s):

                                            ------------------------------------
                                                          Address:

                                            ------------------------------------
                                                Social Security or Taxpayer
                                                    Identification No.:

                                            Dated:  , 1998
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 * By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
** By executing and returning these Instructions, unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be voted FOR the Proposed Amendment.